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                                                                    EXHIBIT 2.2A

                               November 18, 1996



First Mississippi Corporation
700 North Street
Jackson, MS  39202-3095

Ladies and Gentlemen:

       Reference is made to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of August 27, 1996, by and among Mississippi Chemical Corporation, a Mississippi corporation ("Mississippi Chemical"), MISS SUB, INC., a Mississippi Corporation ("Miss Sub"), and First Mississippi Corporation, a Mississippi corporation ("First Mississippi"). Capitalized terms not defined in this letter agreement have the meanings given to them in the Merger Agreement.

       This letter constitutes an agreement between Mississippi Chemical and First Mississippi not to waive certain Closing conditions related to the receipt of certain tax opinions of Hughes & Luce, L.L.P. and Skadden, Arps, Slate, Meagher & Flom (Illinios). In consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

1. Mississippi Chemical will not waive the conditions to Closing contained in Sections in 7.2(d) and 7.2(e) of the Merger Agreement.

2.  First Mississippi will not waive the conditions to Closing contained in
    Section 7.3(d) of the Merger Agreement.


       This letter agreement may be executed in counterparts, all of which will be considered one and the same agreement and will become effective when a counterpart has been signed by each of the parties, it being understood that all parties need not sign the same counterpart.


                SIGNATURES ARE INCLUDED ON THE FOLLOWING PAGE.
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       If the foregoing accurately reflects our agreement, please execute this letter in the space provided below and return an executed copy to the undersigned.

                              MISSISSIPPI CHEMICAL CORPORATION


                              By:    /s/ ROBERT E. JONES
                                    -----------------------------
                              Name:  Robert E. Jones
                                    -----------------------------
                              Title: Senior Vice President and
                                    -----------------------------
                                     General Counsel

Accepted and agreed:

FIRST MISSISSIPPI CORPORATION


By:     /s/ R. M. SUMMERFORD
       ---------------------------
Name:   R. M. Summerford
       ---------------------------
Title:  Vice President & Chief
       ---------------------------
        Financial Officer